UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 14, 2009

(Date of earliest event reported)

VISTA GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada

(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 14, 2009, Vista Gold Corp. (the “Company”) entered into Note Repurchase Agreements (the “Whitebox Repurchase Agreements”) with Whitebox Combined Partners, LP (“Whitebox Combined Partners”), Whitebox Convertible Arbitrage Partners, LP (“Whitebox Convertible Arbitrage”) and Whitebox Special Opportunities Fund Series B Partners, LP (“Whitebox Special Opportunities”) whereby the Company agreed to repurchase its 10% Senior Secured Notes due March 4, 2011 (“Notes”).

Pursuant to the Whitebox Repurchase Agreements, the Company agreed to repurchase Notes (i) in the principal amount of $504,000 from Whitebox Combined Partners for an aggregate purchase price, including interest, of $331,800; (ii) in the principal amount of $510,000 from Whitebox Convertible Arbitrage for an aggregate purchase price, including interest, of $335,750; and (iii) in the principal amount of $319,000 from Whitebox Special Opportunities for an aggregate purchase price, including interest, of $210,008, based on a settlement date of July 14, 2009.

The Whitebox Repurchase Agreements were initiated by Whitebox Advisors LLC and were not the result of any solicitation by or on behalf of the Company. The Company has not initiated any broader effort to repurchase or restructure any of its remaining Notes and did not act upon the basis of material nonpublic information in determining to enter into the Whitebox Repurchase Agreements.

The Whitebox Repurchase Agreements are attached to this current report on Form 8-K as Exhibits 10.1, 10.2 and 10.3.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Note Repurchase Agreement, dated July 14, 2009, by and between the Company and Whitebox Combined Partners, LP
10.2	Note Repurchase Agreement, dated July 14, 2009, by and between the Company and Whitebox Convertible Arbitrage Partners, LP
10.3	Note Repurchase Agreement, dated July 14, 2009, by and between the Company and Whitebox Special Opportunities Fund Series B Partners, LP

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: July 20, 2009	By: /s/ Gregory G. Marlier Gregory G. Marlier Chief Financial Officer